UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

DanDrit Biotech A/S Fruebjergvej 3 Box 62 2100 Copenhagen, Denmark (Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 30, 2015, the board of directors (the “Board”) of DanDrit Biotech USA, Inc., a Delaware corporation (the “Company”), appointed Lone Degn to serve as Chief Financial Officer of the Company (“CFO”) until her successor is duly elected, qualified and seated or until her earlier resignation or removal. Ms. Degn, age 49, does not have any family relationships with any of the Company’s other officers or directors. Ms. Degn served as financial controller at Saxo Bank for a period of 8 years until the end of 2013. After her stint at Saxo Bank, she has worked as an independent consultant for LD Consulting. Previously, she worked 7 years at KPMG in Denmark. Mrs. Degn has a B.A. Degree in Business Administration from Copenhagen Business School.

In March, 2015, Ms. Degn also entered into an employment agreement with the Company’s wholly-owned subsidiary DanDrit Biotech A/S (the “Degn Employment Agreement”). The agreement provides that Ms. Degn will receive a salary of DKK 60,000 per month, to be paid monthly, and subject to an annual review by the Board regarding salary increases as it deems appropriate. The foregoing description of the Degn Employment Agreement is not complete and is qualified in its entirety by reference to the description of such agreement included in the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2015, and by reference to the full text of such agreement, a copy of which is filed by reference under Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

  Ms. Degn replaces Robert Wolfe as CFO. Mr. Wolfe amicably resigned as CFO on April 28, 2015.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Degn Employment Agreement	Incorporated by reference from Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

By:	/s/ Lone Degn
Lone Degn, Chief Financial Officer

Date: May 1, 2015